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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 29, 2007 except as to Note 11.a to which the date is June 4, 2007 in Amendment No. 4 to the Registration Statement (on Form S-1/A No. 333-141682) and related Prospectus of Quark Pharmaceuticals, Inc (Formerly: Quark Biotech, Inc.), dated June 11, 2007.

Tel-Aviv, Israel June 11, 2007	/s/ Kost Forer Gabbay & Kasierer
KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global

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Consent of Independent Registered Public Accounting Firm